Exhibit 10.1

March 5, 2009

George T. Henning, Jr.
1415 Circleville Rd.
State College, PA 16803

Dear George:

We are pleased to make the following offer to you to join Aventine Renewable Energy, Inc. as Interim Chief Financial Officer.

•	Your annual base salary will be $300,000
•	Tentative start date is March 9, 2009
•	You will receive the normal Aventine benefits for which you may be eligible
•	You will be eligible for a potential annual bonus as the Board of Directors may determine
•	You will need to complete an employment application, submit to drug/alcohol testing, Bradley testing, and all other typical conditions of employment with Aventine
•
You are entitled to one (1) week of paid vacation for the remainder of 2009 and will be granted such additional time off as appropriate for you to meet your Pennsylvania State University Board of Trustees obligations and participate in related activities

•	In addition to the eight (8) paid company holidays, you are entitled to two (2) Personal Days
•	As Interim CFO, you will receive Aventine’s standard Director and Officer liability coverage and corporate indemnification for all actions taken in your role as Chief Financial Officer
•
Aventine will also pay all reasonable costs directly related to your performance in this position; these costs include but are not limited to long distance phone charges, business meeting expenses, lodging, travel, entertainment, out-of-pocket business expenses and similar costs directly related to your performance in this position.  These expenses shall be compensated as such a rate as to avoid any negative personal tax implications for you.

If you are agreeable to these terms, please sign one copy and return in the enclosed envelope for our records.  Please note that this letter is for informational purposes only and is not considered an employment contract.

We are excited to offer this opportunity to you and the Aventine team is looking forward to working with you in your new position.

Sincerely,

Ronald H. Miller
President & CEO

Accepted:

/s/ George T. Henning, Jr.
George T. Henning, Jr.